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                                                                     Exhibit 23b

                      Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements of Verizon Communications Inc. on Form S-8, No. 333-66459; Form S-8, No. 333-66349; Form S-3, No. 333-48083; Form S-8, No. 33-10378; Form S-8, No. 333-33747; Form
S-8, No. 333-41593; Form S-3, No. 333-42801; Form S-8, No. 333-45985; Form S-8,
No. 333-75553; Form S-8, No. 333-81619; Form S-3, No. 333-78121-01; Form S-8,
No. 333-76171; Form S-8, No. 333-50146; and Form S-8, No. 333-53830 of our
report dated February 14, 2000, except as to the pooling-of-interests with GTE Corporation, which is as of June 30, 2000, on our audits of the consolidated financial statements and financial statement schedule of Verizon Communications Inc. and its subsidiaries as of December 31, 1999 and for each of the two years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 20, 2001